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                                                                       EXHIBIT l

                                                               August ____, 2000

[AIM LOGO APPEARS HERE]
--Registered Trademark--

P.O. Box 4333
Houston, TX 77210-4333
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173
713-626-1919


A I M Advisors, Inc.


Board of Trustees
AIM Funds Group
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173

Re:      Initial Capital Investment in New Portfolios of
         AIM Funds Group (The "Fund")

Ladies and Gentlemen:


         We are purchasing shares of the Fund for the purpose of providing initial investment for five new investment portfolios of the Fund. The purpose of this letter is to set out our understanding of the conditions of and our promises and representations concerning this investment.

         We hereby agree to purchase shares equal to the following dollar amount for the portfolios:

                  AIM European Small Company Fund - Class A Shares              $1,000,000
                  AIM European Small Company Fund - Class B Shares              $ 10.00
                  AIM European Small Company Fund - Class C Shares              $ 10.00

                  AIM International Emerging Growth Fund - Class A Shares       $1,000,000
                  AIM International Emerging Growth Fund - Class B Shares       $ 10.00
                  AIM International Emerging Growth Fund - Class C Shares       $ 10.00

                  AIM New Technology Fund - Class A Shares                      $1,000,000
                  AIM New Technology Fund - Class B Shares                      $ 10.00
                  AIM New Technology Fund - Class C Shares                      $ 10.00

                  AIM Small Cap Equity Fund - Class A Shares                    $1,000,000
                  AIM Small Cap Equity Fund - Class B Shares                    $ 10.00
                  AIM Small Cap Equity Fund - Class C Shares                    $ 10.00

                  AIM Value II Fund - Class A Shares                            $1,000,000
                  AIM Value II Fund - Class B Shares                            $ 10.00
                  AIM Value II Fund - Class C Shares                            $ 10.00

         We understand that the initial net asset value per share for the portfolios named above will be $10.



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Board of Trustees
AIM Funds Group
August __, 2000
Page 2 of 2


         We hereby represent that we are purchasing these shares solely for our own account and solely for investment purposes without any intent of distributing or reselling said shares. We further represent that disposition of said shares will only be by direct redemption to or repurchase by the Fund.

         We further agree to provide the Fund with at least three days' advance written notice of any intended redemption and agree that we will work with the Fund with respect to the amount of such redemption so as not to place a burden on the Fund and to facilitate normal portfolio management of the Fund.


                                            Sincerely yours,

                                            A I M ADVISORS, INC.



                                            By:
                                                --------------------------------
                                                     Robert H. Graham

A Member of the AMVESCAP Group